Exhibit 10.1

Text of Amendment to Articles of Incorporation

ARTICLE FOURTH
AUTHORIZED SHARES

The Corporation shall have the authority to issue 1,510,000,000 shares, of which 1,500,000,000 shares shall be common stock, $0.001 par value (“Common Stock”), and 10,000,000 shares shall be preferred stock $0.001 par value (“Preferred Stock”). Shares of any class of stock may be issued, without stockholder action, from time to time in one or more series as may from time to time be determined by the Board of Directors. The Board of Directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the voting powers, preferences, limitations, restrictions, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the voting powers, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the Board of Directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.